UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 2, 2013 (August 29, 2013)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Securities

On August 29, 2013, Fusion Telecommunications International, Inc., (“Fusion” or the "Company"), entered into subscription agreements with 10 accredited investors (the “Investors”), pursuant to which the Company sold 13.09 units (“Units”) consisting of an aggregate of 7,522,994 shares of the Company’s common stock, $.01 par value per share (the “Shares”) and (b) warrants (the “Warrants”) to purchase an aggregate of 3,761,497 shares of common stock (the “Warrant Shares”), for gross proceeds of $654,500 (the “August Closing”).  Each Unit consists of (a) a number of Shares determined by dividing $50,000 by the volume-weighted average price for Fusion’s common stock (“VWAP”) over the ten trading days immediately prior to the applicable closing of the offering, and (b) a five-year warrant to purchase a number of shares of Fusion common stock equal to 50% of the number of Shares included in the Unit, at a per Share exercise price equal to 125% of the applicable VWAP (the “Warrants”), subject to adjustment.

Concurrent with the August Closing, Matthew Rosen, the Company’s Chief Executive Officer, converted $100,000 owed to him by the Company into two Units consisting of 1,149,426 Shares and Warrants to purchase 574,713 Warrant Shares, and Marvin Rosen, the Company’s Chairman of the Board of Directors, converted $150,000 owed to him by the Company into three Units consisting of 1,724,138 Shares and Warrants to purchase 862,069 Warrant Shares.

On September 27, 2013, the Company entered into subscription agreements with 4 Investors with terms substantially identical to those contained in the August Closing, pursuant to which the Company sold 14.25 Units consisting of 7,033,565 Shares and Warrants to purchase 3,516,783 Warrant Shares for gross proceeds of $712,500 (the “September Closing,” and together with the August Closing, the “Offering”).

Concurrent with the September Closing, Marvin Rosen converted $200,000 owed to him by the Company into four Units consisting of 1,974,334 Shares and Warrants to purchase 987,167 Warrant Shares.

Fusion has agreed that, within 45 days following the final closing of the Offering, it will file a registration statement under the Securities Act to register the resale of the Shares and common stock issuable upon exercise of the Warrants issued in this Offering. Thereafter it will use reasonable commercial efforts to cause the registration statement to be declared effective by the SEC within 120 days of the final closing of the Offering.

The Company sold the Units through Noble Financial Capital Markets, as placement agent (the “Placement Agent”), and paid aggregate cash compensation to the Placement Agent of approximately $18,000. The Placement Agent and its designees also earned placement agent warrants to purchase 158,046 shares of the Company’s common stock.

Each of the Investors represented that it was an “accredited investor” and was acquiring the securities for its own account, for investment purposes only and acknowledged that the securities were not registered under Federal or State securities laws and that the securities could not be transferred or disposed of absent such registration or the availability of an applicable exemption from registration. In addition, each certificate evidencing the securities bears or will bear a legend describing the restrictions on transferability under applicable law. No general solicitation or advertising was used in connection with the Offering. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations there under including Rule 506 of Regulation D.  The proceeds of the offering are being used primarily for general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
as President, Chief Operating Officer and Acting Chief Financial Officer
October 2, 2013